As filed with the Securities and Exchange Commission on August 31, 2026.

Registration No. 333-212433

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-3
ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3536131 (IRS Employer Identification Number)
76 Treble Cove Road, Bldg. 1
North Billerica, MA 01862
(781) 466-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
76 Treble Cove Road
Building 1
North Billerica, MA 01862
Telephone: (781) 466-6016
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to: Neil R.E. Carr Somertons, PLLC 1025 Connecticut Avenue, N.W., Suite 1000 Washington, D.C. 20036 Telephone: (202) 459-4651

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 3 is being filed to de-register all of the unsold securities previously registered under this Registration Statement, as amended.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer x

Smaller reporting company x Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

Tecogen Inc., a Delaware corporation (“Registrant”), registered 706,147 shares of common stock, $.001 par value per share (“Registered Securities”), of the Registrant under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-212433) (“Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on July 7, 2016. The Registration Statement, as amended, was declared effective by the SEC on July 18, 2016. On March 12, 2021, the Registrant amended the Registration Statement by the filing of Post-Effective Amendment No. 1 to the Registration Statement on a Form S-1 Registration Statement and, on March 19, 2021, further amended the Registration Statement by the filing of Post-Effective Amendment No. 2 on a Form S-1 Registration Statement (“Post-Effective Amendment Filings”) and such amendments were declared effective by the SEC on March 22, 2021. The Post-Effective Amendment Filings were filed with the SEC because, on June 9, 2020, the Registrant ceased to be eligible to continue to use the Form S-3 for the registration of securities to be sold in secondary transactions under the Securities Act pursuant to General Instruction I.B.3 of the Form S-3 due to the Registrant’s voluntary de-listing of its shares of common stock from trading on The NASDAQ Stock Market and de-registration of its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.

By filing this Post-Effective Amendment No. 3, the Registrant hereby further amends the Registration Statement, as amended, to remove from registration all Registered Securities that have not been sold by the selling stockholders as of the date hereof and in accordance with the undertakings made by the Registrant in the Registration Statement, as amended. The Registration Statement, as amended, is hereby amended to reflect the de-registration of such unsold Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on August 31, 2026.

TECOGEN INC.

By: /s/ Abinand Rangesh
Abinand Rangesh
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abinand Rangesh Abinand Rangesh	Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2026

/s/ Roger P. Deschenes Roger Deschenes	Chief Financial Officer and Accounting Officer (Principal Financial and Accounting Officer)	August 31, 2026

/s/ Angelina M. Galiteva Angelina M. Galiteva	Director and Chairperson	August 31, 2026

/s/ John N. Hatsopoulos John N. Hatsopoulos	Lead Director	August 31, 2026

/s/ Ahmed F. Ghoniem Ahmed F. Ghoniem	Director	August 31, 2026

/s/ Earl R. Lewis, III Earl R. Lewis, III	Director	August 31, 2026

/s/ Susan F. Hirsch Susan F. Hirsch	Director	August 31, 2026

/s/ John M. Albertine John M. Albertine	Director	August 31, 2026